Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement") is effective as of July 20, 2011, by and between TK Star Design, Inc., a Nevada Corporation ("Assignor"), and Thomas P. Kinney (individually an “Assignee”).

RECITALS

A.

Whereas, pursuant to that certain Common Stock Purchase Agreement dated as of July 20, 2011 (the “Agreement”), by and among Assignor and Thomas P. Kinney, Assignor has agreed to assign and transfer to Assignee all of Assignor's right, title and interest in and to all Assets as defined below related and incidental to the  business of Assignor (the “Business”), as it was conducted on and prior to the Closing of the transactions contemplated by the Agreement.

B.

Whereas, pursuant to the Agreement, the parties thereto have agreed to cause Assignee to assume and to fully perform and satisfy and be liable for all of the liabilities and obligations of Assignor as defined below (the "Assumed Liabilities"), associated with the Business or Assets, and Assignees agreed to accept Assets and assume said liabilities.

C.

Whereas, for the purpose of this Agreement, “Assets” shall mean all personal property (both tangible and intangible), contracts, work-in-progress, accounts receivables, equipment, fixtures, general Intangibles (such as telephone and fax numbers, e-mail addresses and website URLs), Inventory, deposit accounts, cash, all present and future contracts, all patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights related and incidental to the Business, as conducted prior to the Closing of the transactions contemplated by the Share Exchange Agreement.

D.

Whereas, for the purpose of this Agreement, “Assumed Liabilities” shall mean any obligation of the Assignor under any contract or agreement, verbal or written, accounts payable, unfinished work-in-progress, accrued payroll and related taxes, and other current liabilities, checks issued in excess of deposits, deferred revenue, taxes payable, deferred taxes, benefit obligations and any portion of current liabilities, any debt obligations, capital lease or similar obligations, security interest, encumbrances, levies, liens or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any Asset, claims and causes of action, damages, demands, lost profits, suits, actions, judgments, assessments, costs and expenses, of any nature related and/or incidental to the Business.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Assignment. Assignor hereby grants, sells, assigns, transfers, conveys and delivers to Assignee, their successors and assigns, all of Assignor's rights, title and interest under, in and to the Assets and Business.

2.

Assumption of Assumed Liabilities. Assignee hereby expressly assumes and agrees to pay, perform and/or discharge in accordance with their terms the Assumed Liabilities.

3.

Further Assurances. Each of Assignor and Assignee agree to execute such other documents and take such other actions as may be reasonably necessary or desirable to confirm or effectuate the assumption contemplated hereby.

4.

Binding Effect. This Agreement and the covenants and agreements herein contained shall be binding upon and inure to the benefit of Assignee and its successors and assigns and shall inure to the benefit of Assignor and its successors and assigns.

5.

Modification. This Agreement may be modified or supplemented only by written agreement of the parties hereto.

IN WHITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first above written.

ASSIGNOR

TK Star Design, Inc.

A Nevada Corporation

/s/ Thomas P. Kinney

Dated: July 20, 2011

By:

Thomas P. Kinney

July 20, 2011

Its: President and Secretary

       ASSIGNEE

/s/ Thomas P. Kinney

Dated: July 20, 2011

Thomas P. Kinney